Filed Pursuant to Rule 433

Registration No. 333-166449

$1.25B Nissan Master Owner Trust Receivables, Series 2012-A/2012-B

Joint-Books: BARC (str), CITI, RBC

Co-Mgrs:      BAML, CA, HSBC, MUFJ, SCOTIA, SG

CL	$AMT (MM)	WAL	M/F	E.FNL	L.FNL	COUP	PRICE
12-A A	$1,000	2.98	Aaa/AAA	5/15	5/17	1ML+47	100-00
12-B A	$250	1.98	Aaa/AAA	5/14	5/16	1ML+35	100-00

REGISTRATION	: PUBLIC	EXP RATINGS	: MDY/FITCH
ERISA	: YES	EXP PRICING	: PRICED
BBERG TICKER	: NMOTR	FIRST PAY	: 06/15/12
BILL AND DELIVER	: BARCLAYS	EXP SETTLE	: 05/23/12
CUSIPS	: 12-A 65474VAE1	MIN DENOMS	: 1k x 1k
12-B 65474VAF8

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.